Exhibit 99.906 CERT

Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

Ultra Series Fund

Annual Report dated December 31, 2019

The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Kevin S. Thompson	/s/ Greg Hoppe

Kevin S. Thompson	Greg Hoppe

Principal Executive Officer	Principal Financial Officer

Dated this 28th day of February 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ultra Series Fund and will be retained by Ultra Series Fund and furnished to the SEC or its staff upon request.